UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  September 30, 2013 (September 25, 2013)

Commission file number 1-06155

SPRINGLEAF FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	35-0416090
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN	47708
(Address of principal executive offices)	(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 30, 2013, Springleaf Finance Corporation (the “Company”), Springleaf Financial Funding Company, a wholly owned subsidiary of the Company (the “Borrower”), and most of the consumer finance operating subsidiaries of the Company (the “Subsidiary Guarantors”) entered into an incremental facility joinder agreement (the “Joinder Agreement”) with Bank of America, N.A., as lender, administrative agent and collateral agent, establishing $750.0 million of new term loan commitments (the “New Loan Tranche”) under the Amended and Restated Credit Agreement, dated as of May 10, 2011 (the “Credit Agreement”), among the Company, the Borrower, the Subsidiary Guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other parties thereto. The Borrower will remain the borrower of the loans made under the New Loan Tranche, and the proceeds of such loans will be used to make a voluntary prepayment of the initial loans made under the Credit Agreement. The New Loan Tranche will be guaranteed by the Company and by the Subsidiary Guarantors, and the New Loan Tranche will be secured by the same collateral as, and on a pro rata basis with, the initial loans under the Credit Agreement. The remainder of the terms and provisions of the New Loan Tranche will be substantially the same as the terms and provisions of the initial loans under the Credit Agreement, except for the following: (i) the maturity date of the loans made under the New Loan Tranche will be six years after the date such loans are made; (ii) with respect to Eurodollar rate loans, the loans under the New Loan Tranche will have an interest rate margin over LIBOR of 3.50%, subject to a LIBOR floor of 1.25%, and with respect to base rate loans, the loans under the New Loan Tranche will have an interest rate margin over the base rate of 2.50%; (iii) a covenant will be added to the Credit Agreement restricting the Company or any of its subsidiaries from (x) exercising their option to allocate prepayments to the loans under the New Loan Tranche until the initial loans under the Credit Agreement have been paid in full and (y) at any time prior to the first anniversary of the date the loans under the New Loan Tranche are made, (A) incurring any institutional term loan financing (including through any waiver, consent or amendment of the New Loan Tranche) for the primary purpose of prepaying or refinancing the New Loan Tranche and having a lower weighted average yield to maturity than the weighted average yield to maturity of the New Loan Tranche (a “repricing transaction”) or (B) exercising their option under the mandatory prepayment section of the Credit Agreement to prepay loans under the New Loan Tranche in connection with a repricing transaction in lieu of pledging additional borrowing base collateral or making additional intercompany loans to Subsidiary Guarantors, unless, in each case, the applicable repayment is made at 101.0% of the principal amount of the loans under the New Loan Tranche so repaid; (iv) after the repayment in full of the initial loans under the Credit Agreement, the borrowing base formula will be modified to increase the amount and expand the categories of assets eligible for inclusion in the borrowing base; and (v) after the repayment in full of the initial loans under the Credit Agreement, certain restrictions contained in the negative covenants under the Credit Agreement will be revised to provide for more flexibility for the Company and its subsidiaries.

The foregoing description of the New Loan Tranche and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the Joinder Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference, and (ii) the Credit Agreement, a brief description of which is contained in, and a copy of which is attached as an exhibit to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2011, and is incorporated herein by this reference.

Item 8.01              Other Events.

On September 30, 2013, the Borrower made an additional prepayment, without penalty or premium, of $500.0 million of initial loans under the Credit Agreement.

Following the prepayment and the transactions described in Item 1.01 of this Form 8-K, the outstanding principal amount of initial loans under the Credit Agreement maturing in 2017 is $550.0 million and the outstanding principal amount of loans under the New Loan Tranche under the Credit Agreement maturing in 2019 is $750.0 million.

On September 25, 2013, the Company completed a private securitization transaction in which Springleaf Funding Trust 2013-BAC, a wholly owned special purpose vehicle, issued $500.0 million of notes backed by an amortizing pool of personal loans acquired from subsidiaries of the Company.  The Company sold the personal loan-backed notes for $500.0 million, calculated before expenses.

On September 26, 2013, the Company completed a private securitization transaction in which Midbrook Funding Trust 2013-VFN1, a wholly owned special purpose vehicle, issued variable funding notes with a maximum principal balance of $300 million to be backed by personal loans acquired from subsidiaries of the Company from time to time. The notes were not funded at closing, but may be funded from time to time over a one-year period, subject to the satisfaction of customary conditions precedent. During this period, the notes can also be paid down in whole or in part and then redrawn. Following the one-year funding period, the principal amount of the notes, if any, will amortize and will be due and payable in full in October 2017.

On September 27, 2013, the Company completed a private securitization transaction in which Springleaf Funding Trust 2013-VFN1, a wholly owned special purpose vehicle, issued variable funding notes with a maximum principal balance of $350 million to be backed by personal loans acquired from subsidiaries of the Company from time to time. The notes were not funded at closing, but may be funded from time to time over a two-year period, which may be extended for one year, subject to the satisfaction of customary conditions precedent. During this period, the notes can also be paid down in whole or in part and then redrawn.  Following the two- or three-year funding period, as the case may be, the principal amount of the notes, if any, will amortize and will be due and payable in full in October 2019.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Joinder Agreement, dated as of September 30, 2013, among Springleaf Financial Funding Company, as borrower, Springleaf Finance Corporation (“Springleaf”) and the subsidiaries of Springleaf party thereto, as guarantors, Bank of America, N.A., as new 2019 term lender, and Bank of America, N.A., as administrative agent and as collateral agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Minchung (Macrina) Kgil
Name:	Minchung (Macrina) Kgil
Title:	Senior Vice President and Chief Financial Officer

Date: September 30, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1

Joinder Agreement, dated as of September 30, 2013, among Springleaf Financial Funding Company, as borrower, Springleaf Finance Corporation (“Springleaf”) and the subsidiaries of Springleaf party thereto, as guarantors, Bank of America, N.A., as new 2019 term lender, and Bank of America, N.A., as administrative agent and as collateral agent.